Exhibit 16

[Letterhead of RSM US LLP]

December 5, 2023

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read Fidelity D&D Bancorp Inc.’s statements included under Item 4.01 of its Form 8-K filed on December 5, 2023 and we agree with such statements concerning our firm.

/s/ RSM US LLP